Exhibit 99.3

Your vote matters – here’s how to vote!
You may vote online or by phone instead of mailing this card.

Online Go to www.investorvote.com/MBCN-SM or scan the QR code — login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

+

A	Proposals

The Board of Directors recommends a vote FOR Proposal 1				The Board of Directors recommends a vote FOR Proposal 3

	For	Against	Abstain	For	Against	Abstain

1. To approve a proposal to adopt and approve the Agreement and Plan of Merger dated as of May 26, 2022, by and among Middlefield, MBCN Merger Subsidiary, LLC, and Liberty Bancshares, Inc. (the “Merger Agreement”). The Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus.

	☐	☐	☐

3. To approve a proposal to amend Middlefield’s Code of Regulations to establish a new Middlefield senior officer position of Chief Executive Officer and to revise the description of the duties of Middlefield’s President.

				☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2				The Board of Directors recommends a vote FOR Proposal 4

	For	Against	Abstain	For	Against	Abstain
2. To approve the issuance of up to 2,634,731 shares of Middlefield common stock in the merger.	☐	☐	☐

4. To approve adjournment of the special meeting, if necessary, to allow solicitation of additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

				☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Special Meeting, and the Joint Proxy Statement/Prospectus.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

∎	1 U P X	+

03OT3E

The Special Meeting of Shareholders of Middlefield Banc Corp. will be held on

November 3, 2022, at 9:00 a.m. Eastern Time, virtually via the internet at meetnow.global/MM94NSM.

To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form.

Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders.

The material is available at: www.edocumentview.com/MBCN-SM

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Middlefield Banc Corp.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — November 3, 2022

Courtney M. Erminio and Donald L. Stacy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Middlefield Banc Corp. to be held virtually at 9:00 a.m. Eastern Time on November 3, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder as specified. If no such directions are indicated, the Proxies will exercise their authority to vote FOR Proposals 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

Special Meeting Proxy Card

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

+

A	Proposals

The Board of Directors recommends a vote FOR Proposal 1				The Board of Directors recommends a vote FOR Proposal 3

	For	Against	Abstain	For	Against	Abstain

1. To approve a proposal to adopt and approve the Agreement and Plan of Merger dated as of May 26, 2022, by and among Middlefield, MBCN Merger Subsidiary, LLC, and Liberty Bancshares, Inc. (the “Merger Agreement”). The Merger Agreement is attached as Annex A to the Joint Proxy Statement/Prospectus.

	☐	☐	☐

3. To approve a proposal to amend Middlefield’s Code of Regulations to establish a new Middlefield senior officer position of Chief Executive Officer and to revise the description of the duties of Middlefield’s President.

				☐	☐	☐

The Board of Directors recommends a vote FOR Proposal 2				The Board of Directors recommends a vote FOR Proposal 4

	For	Against	Abstain	For	Against	Abstain
2. To approve the issuance of up to 2,634,731 shares of Middlefield common stock in the merger.	☐	☐	☐

4. To approve adjournment of the special meeting, if necessary, to allow solicitation of additional proxies in the event there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement.

				☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as your name(s) appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. The undersigned acknowledges receipt from Middlefield Banc Corp., before execution of this proxy, of the Notice of Special Meeting, and the Joint Proxy Statement/Prospectus.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛	1 U P X	+

03OT4E

 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Middlefield Banc Corp.

Notice of Special Meeting of Shareholders

Proxy Solicited by Board of Directors for Special Meeting — November 3, 2022

Courtney M. Erminio and Donald L. Stacy, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of Middlefield Banc Corp. to be held virtually at 9:00 a.m. Eastern Time on November 3, 2022 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder as specified. If no such directions are indicated, the Proxies will exercise their authority to vote FOR Proposals 1, 2, 3 and 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)